- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                          SECOND SUPPLEMENTAL INDENTURE


                                     BETWEEN

                           NORTH STAR UNIVERSAL, INC.

                                       AND


                        NATIONAL CITY BANK OF MINNEAPOLIS

                                       AS

                                     TRUSTEE


                              ____________________


                         SUBORDINATED TIME CERTIFICATES

                              ____________________


                                      Dated

                                      as of

                                 March 16, 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                                  Pertaining to

                           North Star Universal, Inc.

                         Subordinated Time Certificates


          This Second Supplemental Indenture, dated as of the 16th day of March, 1995 (the "Second Supplemental Indenture"), is made by and between North Star Universal, Inc., a Minnesota corporation (the "Company"), and National City Bank of Minneapolis, a National Banking Association (the "Trustee").

          WHEREAS, the Company has heretofore entered into a trust indenture, dated as of April 26, 1989 (the "Trust Indenture"), with the Trustee, which Trust Indenture provides in Section 9.01 that the Company and Trustee may make certain amendments to the Trust Indenture;

          WHEREAS, the Company has heretofore entered into a first supplemental indenture, dated as of March 16, 1992 (the "First Supplement"), with the Trustee, which provided for the issuance of an additional $40,000,000 in aggregate principal amount of Time Certificates under the Trust Indenture;

          WHEREAS, the Company desires to amend the Trust Indenture to allow for the authentication and issuance of an additional $40,000,000 in aggregate principal amount of Time Certificates under the Trust Indenture;

          WHEREAS, such amendment to the Trust Indenture may be effected without the consent of the Certificateholders pursuant to Section 9.01(4) of the Trust Indenture;

          WHEREAS, in connection with the above described amendment to the Trust Indenture, the Company and the Trustee desire to modify the Time Certificates, in substantially the form of Exhibit E and Exhibit F attached hereto, to reflect the execution and delivery of this Second Supplemental Indenture;

          WHEREAS, a resolution duly adopted by the Board of Directors of the Company on March 15, 1995 authorizes and provides for the execution, acknowledgment and delivery of this Second Supplemental Indenture; and

          WHEREAS, the Company and the Trustee have in all respects complied with the provisions of the Trust Indenture.

          NOW, THEREFORE, the Company and the Trustee, in consideration of the mutual premises and covenants herein contained, agree as follows:

          SECTION 1. DEFINITIONS. In addition to the words and terms otherwise defined in this Second Supplemental Indenture, capitalized words and terms not otherwise defined herein shall have the same meanings as set forth in the Trust Indenture, unless the context or use indicates another or different meaning or intent.

          SECTION 2.    AMENDMENTS TO TRUST INDENTURE.

                                   AMENDMENT I

          The references to Exhibit A and Exhibit B in Section 2.01 to the Trust Indenture shall hereinafter be deemed to refer to Exhibit E and Exhibit F, respectively, which are attached hereto.

                                  AMENDMENT II

          Paragraph (a) of Section 2.02 of the Trust Indenture is hereby amended to state in its entirety as follows:

          (a) GENERAL PROVISIONS. The aggregate principal amount of Time Certificates which may be authenticated and delivered under this Indenture is limited to $120,000,000.00 (except for Time Certificates authenticated upon transfer of, in exchange for, or in lieu of other Time Certificates pursuant to Sections 2.07 and 2.08) and may be issued in one or more series.

          SECTION 3. COUNTERPARTS. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 4. RELATION TO TRUST INDENTURE. This Second Supplemental Indenture shall be construed in connection with and as a part of the Trust Indenture. As amended hereby, the Trust Indenture shall be read, taken and construed as one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.


Attest:                               NORTH STAR UNIVERSAL, INC.





/s/ Jeffrey J. Michael                By /s/ Peter E. Flynn
- -----------------------------------     ----------------------------------------
Jeffrey J. Michael                       Peter E. Flynn
President and Chief Executive            Executive Vice President and Chief
   Officer                                 Financial Officer


Attest:                               NATIONAL CITY BANK OF
                                      MINNEAPOLIS


/s/ Linda S. Sowers                   By /s/ Karen Omtvedt
- -----------------------------------     ----------------------------------------
Linda S. Sowers                          Katen Omtvedt

Corporate Trust Administrator            Vice President

                                                                       Exhibit E

                  [FORM OF FACE OF EXTENDIBLE TIME CERTIFICATE]

                           NORTH STAR UNIVERSAL, INC.

                    Subordinated Extendible Time Certificates


No. ________________________________                 $__________________________


Certificate:

[   ]  Six Month Subordinated Extendible Time Certificate
[   ]  Twelve Month Subordinated Extendible Time Certificate

DATE OF ISSUE:  ________________________         STATED MATURITY:  _____________

INITIAL INTEREST RATE:  ________________         INTEREST PAYMENT DATES:

INTEREST RATE ADJUSTMENT:                        _______________________________

[   ] Six Months    [   ] Twelve Months

HOLDER:  _______________________________         PRINCIPAL AMOUNT:  ____________


          NORTH STAR UNIVERSAL, INC., a Minnesota corporation (herein called the "Company"), for value received, hereby promises to pay to the Holder, or registered assigns, the Principal Amount on the Stated Maturity and to pay interest thereon from the Date of Issue, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on each Interest Payment Date, at the rate per annum as adjusted and in effect from time to time while this Extendible Time Certificate is outstanding as provided below and on the reverse hereof, until the principal hereof is paid or made available for payment. Interest will be calculated based on a 360-day year. The interest so payable, on any Interest Payment Date will, except as provided in the Indenture referred to below and on the reverse hereof, be paid to the person in whose name this Extendible Time Certificate is registered at the close of business on the 15th calendar day prior to such interest payment date whether or not such day is a business day.

          Reference is made to the further provisions of this Extendible Time Certificate set forth below and on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Dated:______________________________    NORTH STAR UNIVERSAL, INC.


                                        By:_____________________________________
                                           President

Authenticated:
National City Bank of
  Minneapolis, as Trustee


By:_________________________________
   Authorized Signature

                           NORTH STAR UNIVERSAL, INC.

                    Subordinated Extendible Time Certificates


          1. INDENTURE. This Extendible Time Certificate is one certificate in a series of Time Certificates issued under an Indenture dated as of April 26, 1989, as amended as of March 16, 1992 and March 16, 1995 ("Indenture") between the Company and National City Bank of Minneapolis, as trustee (the "Trustee"). The terms of the Time Certificates include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Time Certificates are subject to all such terms, and Holders of the Time Certificates are referred to the Indenture and the Act for a statement of such terms. The Time Certificates are unsecured general obligations of the Company currently limited to $120,000,000 in aggregate principal amount.

          2. INTEREST RATE ADJUSTMENT AND ROLL-OVER. If the interest rate applicable to this Extendible Time Certificate shall adjust every six months, the first adjustment shall occur on the same calendar day as the sixth month following the Date of Issue of such certificate. If, however, the Date of Issue was the 29th, 30th or 3lst day of any calendar month and the calendar month six months following the Date of Issue does not include the actual calendar day of the Date of Issue, then the interest rate shall be adjusted on the last calendar day of the sixth month following the Date of Issue. Thereafter, the interest rate will continue to adjust every six months on the anniversary date of the Date of Issue and on the anniversary date of the date of the first interest rate adjustment until the maturity, unless earlier redeemed. If the interest rate applicable to the Extendible Time Certificate shall adjust every twelve months, the interest rate applicable to this Extendible Time Certificate shall adjust on the anniversary date of the Date of Issue. Each date on which the interest rate applicable to this Extendible Time Certificate is adjusted, is referred to as a "Roll-Over Date." From and after the Roll-Over Date, the new interest rate will be paid by the Company with respect to this Extendible Time Certificate until the next Roll-Over Date.

          The Company will give the Holder of this Extendible Time Certificate written notice at least ten business days prior to a Roll-Over Date (a "Notice Date") which shall set forth the Roll-Over Date and the interest rate applicable to this series of Extendible Time Certificate as of the Notice Date. The Holders of Record of this Extendible Time Certificate for the purpose of sending such written notice shall be determined at the close of business on the 15th calendar day prior to the Roll-Over Date. The Holder of this Extendible Time Certificate may elect to hold this Extendible Time Certificate at the announced interest rate until the next Roll-Over Date or present this Extendible Time Certificate to the Company within ten business days after a Roll-Over Date for redemption; provided, however, in the event that the interest rate applicable to this series of Extendible Time Certificates has been changed by Company Order since the Notice Date, the Company shall notify the Holder of this Extendible Time Certificate of the change in interest rates within five days of the Roll-Over Date and the Holder hereof may elect to hold the Extendible Time Certificate at the interest rate as of the Roll-Over Date or to present this Extendible Time Certificate to the Company for redemption within ten business days from the date of such notice of the change in interest rates. Subject to the requirement that Time Certificates be issued in denominations of $1,000 or greater, the Holder of this Extendible Time Certificate may elect, with respect to any Roll-Over Date, to redeem 100 percent of the certificate's principal amount or any portion thereof. Failure by a Holder to present this Extendible Time Certificate for redemption within ten business days of a Roll-Over Date or the date of notice of change in interest rates will be deemed an election to hold this Extendible Time Certificate until the following Roll-Over Date at the interest rate specified in the written notice.

          If a Holder, in connection with a Roll-Over Date, submits this Extendible Time Certificate for redemption, principal and any accrued but unpaid interest with respect to this Extendible Time Certificate shall be payable on the later of (i) the Roll-Over Date or (ii) the business day next following the Date of Presentment; PROVIDED, HOWEVER, that no interest will be paid by the Company with respect to an Extendible Time Certificate during the period from the Roll-Over Date to the Date of Presentment. If a Holder elects not to redeem this Extendible Time Certificate as of the Roll-Over Date, the adjusted interest rate for this Extendible Time Certificate will be the rate set forth in the notice to the Holder.

          3. METHOD OF PAYMENT. The Company will pay interest on the Time Certificates (except defaulted interest) to the persons who are registered holders of Time Certificates at the close of business on the record date for the next interest payment date even though Time Certificates are canceled after the record date and on or before the interest payment date. Holders must surrender Time Certificates to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

          4. PAYING AGENT, REGISTRAR. The Company will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar, or co-registrar without notice.

          5. OPTIONAL REDEMPTION. The Company may redeem all the Time Certificates at any time or some of them from time to time at a price of 100% of the principal amount of the Time Certificates plus accrued interest to the redemption date.

          6. REDEMPTION BY THE HOLDER ON DEATH OR DISABILITY. Under certain circumstances as provided in the Indenture and upon request, the Company will, upon the death or total permanent disability of the Holder of a Time Certificate, repay the principal amount of the Time Certificate, together with interest accrued to the redemption date, within 30 days following a request therefor from the Holder or the Holder's authorized representative, in accordance with the provisions of the Indenture, if (i) the Time Certificate has been registered in the Holder's name since the Date of Issue, (ii) the principal amount of all Time Certificates to be repaid does not exceed $25,000, and (iii) the Company or the Trustee has been notified in writing of the request for repayment within 180 days after the Holder's death or total permanent disability. If two or more persons are joint record holders of a Time Certificate, the election to redeem will not apply until all record holders are either deceased or disabled, except that, if the joint holders are husband and wife, the election may be made after the death or total permanent disability of either spouse.

          7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Time Certificates to be redeemed at his registered address. On and after the redemption date, interest ceases to accrue on Time Certificates or portions of them called for redemption.

          8. SUBORDINATION. The Time Certificates are subordinated to Senior Indebtedness, which is any Indebtedness of the Company outstanding on the date of the Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, except (a) such Indebtedness that by its terms expressly provides that such Indebtedness is not senior or superior in right of payment to the Time Certificates, (b) for the Company's Subordinated Debentures, Series 87/88 issued pursuant to an Indenture, dated as of December 1, 1986, between the Company and National City Bank of Minneapolis and (c) for the Company's Subordinated Debentures, Series 1985, issued pursuant to an Indenture, dated as of September 1985, between the Company and American National Bank and Trust Company, as Trustee. Indebtedness is any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or any subsidiary or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Time Certificates may be paid. The

Company agrees, and each Certificateholder by accepting a Time Certificate agrees, to the subordination and authorizes the Trustee to give it effect.

          9. TRANSFER OR EXCHANGE. The Time Certificates are in registered form. The transfer of Time Certificates may be registered and Time Certificates may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Time Certificate or portion of a Time Certificate selected for redemption. Also, it need not exchange or register the transfer of any Time Certificates for a period of 15 days before a selection of Time Certificates to be redeemed.

          10. PERSONS DEEMED OWNERS. The registered holder of a Time Certificate may be treated as its owner for all purposes.

          11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Time Certificates may be amended with the consent of the Holders of at least 51% in principal amount of the then outstanding Time Certificates, and any existing default may be waived with the consent of the holders of 51% in principal amount of the then outstanding Time Certificates, except that no amendment may alter or impair the obligation of the Company to pay principal of and interest on this Time Certificate at the times, place and rate, and in the coin or currency, or reduce the principal amount of Time Certificates the Holders of which must consent to an amendment, without the consent of the Holder hereof. Without the consent of any Certificateholder, the Indenture or the Time Certificates may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Certificateholders or to make any change that does not adversely affect the rights of any Certificateholder.

          12. DEFAULTS AND REMEDIES. An Event of Default is: a default in payment of principal on the Time Certificates which has not been cured; a default for 30 days in payment of any installment of interest on the Time Certificates; acceleration of maturity of any Senior Indebtedness in an amount exceeding $500,000 under the terms of the instrument under which such Senior Indebtedness is or may be outstanding, if such acceleration is not annulled within 30 days after written notice; or certain event of bankruptcy, insolvency or reorganization or default in the performance or breach of any covenant or warranty of the Company in the Indenture and continuance of such default in performance or breach for a period of 60 days after notice of such default has been received by the Company from the Trustee or from the holders of 25% in principal amount of the outstanding Time Certificates. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Time Certificates may declare all the Time Certificates to be due and payable immediately.

Certificateholders may not enforce the Indenture or the Time Certificates except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Time Certificates. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Time Certificates may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Certificateholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          13. TRUSTEE DEALINGS WITH THE COMPANY. The National City Bank of Minneapolis, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Time Certificates or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Certificateholder by accepting a Time Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Time Certificates.

          15. AUTHENTICATION. This Extendible Time Certificate shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Certificateholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Certificateholder upon written request and without charge a copy of the Indenture, which has in it the text of this Extendible Time Certificate in larger type. Request may be made to: Investment Department, North Star Universal, Inc., 610 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416.

                                 ASSIGNMENT FORM


To assign this Extendible Time Certificate, fill in the form below:

I or we assign and transfer this Extendible Time Certificate to

_____________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________
(Print or type assignee's name, address and zip code)

and irrevocable appoint ________________________________________ agent to transfer this Extendible Time Certificate on the books of the Company. The agent may substitute another to act for him.




                                   _____________________________________________

Date:_______________________       Your Signature:______________________________

                                   _____________________________________________

                                   (Sign exactly as your name appears on the other side of this Extendible Time Certificate.)


                                  MATURITY FORM


To present this Extendible Time Certificate at maturity, fill in form below:


                                   _____________________________________________

Date:_______________________       Your Signature:______________________________

                                   _____________________________________________

                                   (Sign exactly as your name appears on the other side of this Extendible Time Certificate.)

                                                                       Exhibit F

                  [FORM OF FACE OF FIXED-TERM TIME CERTIFICATE]

                           NORTH STAR UNIVERSAL, INC.

                    Subordinated Fixed-Term Time Certificates


No. _______________________________                          $__________________

Certificate:

[   ]  Two Year Subordinated Fixed-Term Time Certificate
[   ]  Five Year Subordinated Fixed-Term Time Certificate
[   ]  Ten Year Subordinated Fixed-Term Time Certificate

DATE OF ISSUE:                    STATED MATURITY:

INTEREST RATE:

INTEREST PAYMENT DATES:
[   ] Quarterly  [   ] Monthly  [   ] At Stated Maturity

HOLDER:______________________________         PRINCIPAL AMOUNT:________________

          NORTH STAR UNIVERSAL, INC., a Minnesota corporation (herein called the "Company"), for value received, hereby promises to pay to the Holder or registered assigns, the Principal Amount on the Stated Maturity and to pay interest thereon from the Date of Issue, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date at the Interest Rate, until the principal hereof is paid or made available for payment. Interest will be calculated based on a 360-day year. The interest so payable, on any Interest Payment Date will, except as provided in the Indenture referred to below and on the reverse hereof, be paid to the person in whose name this Fixed-Term Time Certificate is registered at the close of business on the 15th calendar day prior to such interest payment date whether or not such day is a business day.

          Reference is made to the further provisions of this Fixed-Term Time Certificate set forth below and on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Dated:______________________________       NORTH STAR UNIVERSAL, INC.


                                           By:__________________________________
                                              President

Authenticated:
National City Bank of
  Minneapolis, as Trustee

By:_________________________________
   Authorized Signature

                           NORTH STAR UNIVERSAL, INC.

                    Subordinated Fixed-Term Time Certificates


          1. INDENTURE. This Fixed-Term Time Certificate is one certificate in a series of Time Certificates issued under an Indenture dated as of April 26, 1989, as amended as of March 16, 1992 and March 16, 1995 ("Indenture"), between the Company and National City Bank of Minneapolis, as trustee (the "Trustee"). The terms of the Time Certificates include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990,
(15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Time Certificates are subject to all such terms, and Holders of the Time Certificates are referred to the Indenture and the Act for a statement of such terms. The Time Certificates are unsecured general obligations of the Company currently limited to $120,000,000 in aggregate principal amount.

          2. METHOD OF PAYMENT. The Company will pay interest on the Time Certificates (except defaulted interest) to the persons who are registered holders of Time Certificates at the close of business on the record date for the next interest payment date even though Time Certificates are canceled after the record date and on or before the interest payment date. Holders must surrender Time Certificates to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

          3. PAYING AGENT, REGISTRAR. The Company will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar, or co-registrar without notice.

          4. OPTIONAL REDEMPTION. The Company may redeem all the Time Certificates at any time or some of them from time to time at a price of 100% of the principal amount of the Time Certificates plus accrued interest to the redemption date.

          5. REDEMPTION BY THE HOLDER ON DEATH OR DISABILITY. Under certain circumstances as provided in the Indenture and upon request, the Company will, upon the death or total permanent disability of the Holder of a Time Certificate, repay the principal amount of the Time Certificate, together with interest accrued to the redemption date, within 30 days following a request therefor from the Holder or the Holder's authorized representative, in accordance with the provisions of the Indenture, if (i) the Time Certificate has been registered in the Holder's name since the Date of Issue, (ii) the principal amount of all Time Certificates to be repaid does not exceed $25,000, and (iii) the Company or the Trustee has been notified in writing of the request for repayment within 180 days after the Holder's death or total permanent disability. If two or more persons are joint record holders of a Time Certificate, the election to redeem will not apply until all record holders are either deceased or disabled, except that, if the joint holders are husband and wife, the election may be made after the death or total permanent disability of either spouse.

          6. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Time Certificates to be redeemed at his registered address. On and after the redemption date, interest ceases to accrue on Time Certificates or portions of them called for redemption.

          7. SUBORDINATION. The Time Certificates are subordinated to Senior Indebtedness, which is any Indebtedness of the Company outstanding on the date of the Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, except (a) such Indebtedness that by its terms expressly provides that such Indebtedness is not senior or superior in right of payment to the Time Certificates, (b) for the Company's Subordinated Debentures, Series 87/88 issued pursuant to an Indenture, dated as of December 1, 1986, between the Company and National City Bank of Minneapolis and (c) for the Company's Subordinated Debentures, Series 1985, issued pursuant to an Indenture, dated as of September 1985, between the Company and American National Bank and Trust Company, as Trustee. Indebtedness is any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or any subsidiary or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Time Certificates may be paid. The Company agrees, and each Certificateholder by accepting a Time Certificate agrees, to the subordination and authorizes the Trustee to give it effect.

          8. TRANSFER OR EXCHANGE. The Time Certificates are in registered form. The transfer of Time Certificates may be registered and Time Certificates may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Time Certificate or portion of a Time Certificate selected for redemption. Also, it need not exchange or register the transfer of any Time Certificates for a period of 15 days before a selection of Time Certificates to be redeemed.

          9. PERSONS DEEMED OWNERS. The registered holder of a Time Certificate may be treated as its owner for all purposes.

          10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Time Certificates may be amended with the consent of the Holders of at least 51% in principal amount of the then outstanding Time Certificates, and any existing default may be waived with the consent of the holders of 51% in principal amount of the then outstanding Time Certificates, except that no amendment may alter or impair the obligation of the Company to pay principal of and interest on this Time Certificate at the times, place and rate, and in the coin or currency, or reduce the principal amount of Time Certificates the Holders of which must consent to an amendment, without the consent of the Holder hereof. Without the consent of any Certificateholder, the Indenture or the Time Certificates may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Certificateholders or to make any change that does not adversely affect the rights of any Certificateholder.

          11. DEFAULTS AND REMEDIES. An Event of Default is: a default in payment of principal on the Time Certificates which has not been cured; a default for 30 days in payment of any installment of interest on the Time Certificates; acceleration of maturity of any Senior Indebtedness in an amount exceeding $500,000 under the terms of the instrument under which such Senior Indebtedness is or may be outstanding, if such acceleration is not annulled within 30 days after written notice; or certain event of bankruptcy, insolvency or reorganization or default in the performance or breach of any covenant or warranty of the Company in the Indenture and continuance of such default in performance or breach for a period of 60 days after notice of such default has been received by the Company from the Trustee or from the holders of 25% in principal amount of the outstanding Time Certificates. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Time Certificates may declare all the Time Certificates to be due and payable immediately. Certificateholders may not enforce the Indenture or the Time Certificates except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Time Certificates. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Time Certificates may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Certificateholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          12. TRUSTEE DEALINGS WITH THE COMPANY. The National City Bank of Minneapolis, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the

Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Time Certificates or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Certificateholder by accepting a Time Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Time Certificates.

          14. AUTHENTICATION. This Fixed-Term Time Certificate shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Certificateholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Certificateholder upon written request and without charge a copy of the Indenture, which has in it the text of this Fixed-Term Time Certificate in larger type. Request may be made to: Investment Department, North Star Universal, Inc., 610 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416.

                                 ASSIGNMENT FORM

To assign this Fixed-Term Time Certificate, fill in the form below:

I or we assign and transfer this Fixed-Term Time Certificate to

_____________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________
(Print or type assignee's name, address and zip code)

and irrevocable appoint _________________________________________________ agent to transfer this Fixed-Term Time Certificate on the books of the Company. The agent may substitute another to act for him.


                                   _____________________________________________

Date:_________________________     Your Signature:______________________________

                                   _____________________________________________
                                   (Sign exactly as your name appears on the other side of this Fixed-Term Time Certificate.)


                                  MATURITY FORM

To present this Fixed-Term Time Certificate at maturity, fill in form below:


                                   _____________________________________________

Date:________________________      Your Signature:
                                   _____________________________________________
                                   (Sign exactly as your name appears on the other side of this Fixed-Term Time
                                   Certificate.)